Exhibit 10.1

FIFTH AMENDMENT

TO

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Fifth Amendment to Second Amended and Restated Loan and Security Agreement is entered into as of October 30, 2018 (the “Amendment”), by and between AVIDBANK (“Bank”), LIGHTPATH TECHNOLOGIES, INC. (“Parent”) and ISP OPTICS CORPORATION (“ISP”). Parent and ISP are each also referred to as a “Borrower” and together as the “Borrowers”.

RECITALS

Borrowers and Bank are parties to that certain Second Amended and Restated Loan and Security Agreement dated as of December 21, 2016 and as amended from time to time, including pursuant to that certain First Amendment to Second Amended and Restated Loan and Security Agreement dated as of December 20, 2017, that certain Second Amendment to Second Amended and Restated Loan and Security Agreement dated as of January 16, 2018, that certain Third Amendment to Second Amended and Restated Loan and Security Agreement dated as of May 11, 2018 and that certain Fourth Amendment to Second Amended and Restated Loan and Security Agreement dated as of September 7, 2018 (collectively, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.           The following definitions in Section 1.1 of the Agreement are amended and restated in their entirety to read as follows:

“Adjusted EBITDA” means Borrowers’ consolidated earnings before interest, taxes, depreciation and amortization expenses, plus (i) stock-based compensation expenses, (ii) non-cash expenses (income) related to change of fair value of warrant liabilities or Subordinated Debt owing under the Seller Note, (iii) foreign currency translation loss, (iv) one-time transaction expenses in connection with acquisition of Target (not to exceed $50,000 for the trailing twelve month period ending in December 31, 2017); and (v) such other one-time expenses as may be consented to in writing by Bank on a case by case basis.

“Revolving Maturity Date” means March 21, 2019.

2.           The following is added to the end of Section 6.9(a) of the Agreement:

In addition to the foregoing, solely for purposes of calculating Borrowers’ Adjusted EBITDA for use in determining the Fixed Charge Coverage Ratio and Borrower’s compliance with this Section 6.9(a), Borrowers may elect to include in Adjusted EBITDA the addback of one-time expenses with respect to (i) implementation and integration to ERP systems, (ii) consulting expenses with Mark Lifshotz and Joseph Menaker, (iii) manufacturing overlap due to deficiencies with New York site, (iv) relocation, severance, and retention expense for New York staff, (v) closure of New York site, (vi) Equipment relocation costs, and (vi) new facility readiness (collectively, the “One-Time Addback Amounts”), in an aggregate amount not to exceed the amounts set forth below for the fiscal quarters set forth below:

Fiscal Quarter Ending	One-Time Addback Amount
12/31/17	$82,240
3/31/18	$49,005
6/30/18	$190,463
9/30/18	$91,054
12/31/18	$288,450
3/31/19	$292,500
6/30/19	$181,701

3.           Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Each Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

4.           Borrowers represent and warrant that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

5.           This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original hereof. Notwithstanding the foregoing, Borrowers shall deliver all original signed documents no later than ten (10) Business Days following the date of execution.

6.           As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)           this Amendment, duly executed by Borrowers;

(b)           affirmation of guaranty;

(c)           payment of a pro-rated facility fee in the amount of $937.50 plus an amendment fee in the amount of $500 plus all Bank Expenses incurred through the date of this Amendment; and

(d)           such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

BORROWERS:

LIGHTPATH TECHNOLOGIES, INC.

By: /s/ J. James Gaynor

Name: J. James Gaynor

Title: President & Chief Executive Officer

ISP OPTICS CORPORATION

By: /s/ J. James Gaynor

Name: J. James Gaynor

Title: President & Chief Executive Officer

BANK:

AVIDBANK

By: /s/ Jon Krogstad

Name: Jon Krogstad

Title: Senior Vice President

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